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                                 EXHIBIT 3.1

                    ARTICLES OF INCORPORATION, AS AMENDED



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                            ARTICLES OF INCORPORATION

                                       OF

                            GWINNETT BANKING COMPANY

                                       1.

                  The name of the Corporation is: "Gwinnett Banking Company."

                                       2.

                  The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

                                       3.

                  The object of the Corporation is pecuniary gain and profit, and the Corporation is formed for the purpose of becoming and operating as a bank holding company and engaging in such related and permissible activities in connection therewith as the Board of Directors may from time to time specify by resolution.

                                       4.

                  The Corporation shall have authority to issue Three Million (3,000,000) shares of common stock (the "Common Stock"), $1.00 par value.

                                       5.

                  The initial registered office of the Corporation shall be at 1275 Peachtree Street, N.E., Suite 700, Atlanta, Georgia 30309. The initial registered agent of the Corporation at such address shall be Steven S. Dunlevie, Esquire.

                                       6.

                  The mailing address of the initial principal office of the Corporation is 318 West Pike Street, Suite 475, Lawrenceville, Georgia 30246.

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                                       7.

                  (a) Except as provided in paragraph (b) of this Article 7, the Board of Directors shall have the right to adopt, amend or repeal the bylaws of the Corporation by the affirmative vote of a majority of all directors then in office, and the shareholders shall have such right by the affirmative vote of a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

                  (b) Notwithstanding paragraph (a) of this Article 7, any amendment of the bylaws of the Corporation changing the number of directors shall require the affirmative vote of two-thirds (2/3) of all directors then in office or the affirmative vote of the holders of two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed changes must be contained in the notice of the meeting.

                                       8.

                  (a) At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed without cause only by the affirmative vote of the holders of a majority of the issued and outstanding shares of the Corporation.
(b) At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed with cause only by the affirmative vote of the holders of a majority of the shares of the Corporation represented at the meeting either in person or by proxy.

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                  (c) For purposes of this Article 8, a director of the
Corporation may be removed for cause if (i) the director has been convicted of a felony; (ii) any bank regulatory authority having jurisdiction over the Corporation requests or demands the removal; or (iii) at least two-thirds (2/3) of the directors of the Corporation then in office, excluding the director to be removed, determine that the director's conduct has been inimical to the best interests of the Corporation.

                  (d) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 8 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                       9.

                  The initial Board of Directors of the Corporation shall consist of eight (8) members who shall be and whose addresses are:

              James B. Ballard                   2400 Bagley Road
                                                 Cumming, Georgia 30130

              Paul C. Birkhead                   4651 Warrior Trail
                                                 Lilburn, Georgia 30247

              Jerry M. Boles                     4435 Pemberton Cove
                                                 Alpharetta, Georgia 30202

              W.H. Britt                         3260 Briscoe Road
                                                 Loganville, Georgia 30249

              John T. Hopkins III                4310 Antelope Lane
                                                 Lithonia, Georgia 30058



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              Larry D. Key                       3300 Jim Moore Road
                                                 Dacula, Georgia 30211

              Norris J. Nash                     1176 Oleander Drive
                                                 Lilburn, Georgia 30246

              William S. Stanton, Jr.            5081 Hodgins Street
                                                 Lilburn, Georgia 30247

                                       10.

                  (a) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages, for breach of any duty as a director, except for liability for:

                           (i) any appropriation, in violation of his or her duties, of any business opportunity of the Corporation;

                           (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

                           (iii) the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code dealing with unlawful distributions of corporate assets to shareholders; or

                           (iv) any transaction from which the director derived an improper material tangible personal benefit.

                  (b) Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  (c) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 10 may be amended or rescinded only by the affirmative vote of the

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holders of at least two-thirds (2/3) of the issued and outstanding shares of the
Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                       11.

                  Any action required by law or by the Bylaws of the Corporation to be taken at a meeting of the shareholders of the Corporation, and any action which may be taken at such a meeting, may be taken without a meeting, if written consent, setting forth the action so taken, is signed by persons entitled to vote at a meeting those shares having sufficient voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Notice of such action without a meeting by less than unanimous written consent shall be given within ten (10) days after taking such action to those shareholders of record on the date when the written consent is first executed and whose shares were not represented on the written consent.

                                       12.

                  (a) Approval of any merger or share exchange of the Corporation with or into any other corporation, or any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to any other corporation, person or other entity, shall require either:

                           (i) the affirmative vote of two-thirds (2/3) of the directors of the Corporation then in office and the affirmative vote of a majority of the issued and outstanding shares of the Corporation entitled to vote; or

                           (ii) the affirmative vote of a majority of the directors of the Corporation then in office and the affirmative vote of the holders of at least two-

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                                    thirds (2/3) of the issued and outstanding
                                    shares of the Corporation entitled to vote.

                  (b) The Board of Directors shall have the power to determine for the purposes of this Article 12, on the basis of information known to the Corporation, whether any sale, lease, exchange or other disposition of part of the assets of the Corporation involves substantially all of the assets of the Corporation.

                  (c) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, Article 12 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting. 13. (a) The Board of Directors, when evaluating any offer of another party (i) to make a tender offer or exchange offer for any equity security of the Corporation, (ii) to merge or consolidate any other corporation with the Corporation, or (iii) to purchase or otherwise acquire all or substantially all of the assets of the Corporation, shall, in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation: (A) the short-term and long-term social and economic effects on the employees, customers, shareholders and other constituents of the Corporation and its subsidiaries, and on the communities within which the Corporation and its subsidiaries operate (it being understood that any subsidiary bank of the Corporation is charged with providing support to and being involved in the communities it serves); and (B) the consideration being offered by the other party in relation to the

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then-current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' then-estimate of the future value of the Corporation as an independent entity.

                  (b) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 13 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                       14.

                  Should any provision of these Articles of Incorporation, or any clause hereof, be held to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions and clauses of these Articles of Incorporation shall remain valid and fully enforceable.

                                       15.

                  The name and address of the incorporator of the Corporation is:

                              Larry D. Key
                              318 West Pike Street
                              Suite 475
                              Lawrenceville, Georgia 30246

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                  IN WITNESS WHEREOF, the undersigned has caused these Articles of Incorporation to be executed this ______ day of August, 1996.


                                      GWINNETT BANKING COMPANY



                                      By:____________________________________
                                         Steven S. Dunlevie, Esquire
                                         Attorney for Incorporator

WOMBLE CARLYLE SANDRIDGE & RICE, PLLC
1275 Peachtree Street, N.E.
Suite 700
Atlanta, Georgia 30309
(404) 872-7000

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                            ARTICLES OF AMENDMENT

                                      OF


                           GWINNETT BANKING COMPANY

        The Articles of Incorporation of GWINNETT BANKING COMPANY, originally filed with the Secretary of State, State of Georgia, on August 21, 1996, are hereby amended for the purpose of changing the corporation's name as follows:

                                      I.

        The name of the Corporation is:

                           GWINNETT BANKING COMPANY

                                     II.

        The Amendment adopted by the Corporation is as follows:

                (1) The Corporation's Articles of Incorporation dated August 21, 1996, are hereby amended by deleting the name of the Corporation in all places where it appears therein, and by inserting in lieu thereof the following name:

                              GBC BANCORP, INC.

                                     III.


        The aforesaid Amendment was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of the Official Code of Georgia Annotated, Section 14-2-1002.

                                     IV.

        Said Amendment does not provide for an exchange, reclassification or cancellation of issued shares.

                                      V.

        No change is effected in the amount of the Corporation's stated
capital.
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        IN WITNESS WHEREOF, GWINNETT BANKING COMPANY has caused these Articles of Amendment to be executed and its corporate seal to be affixed and has caused the foregoing to be attested effective on the ________ day of _________, 1996.


                                      GWINNETT BANKING COMPANY




                                      BY: /s/ Larry D. Key
                                         ------------------------
                                         LARRY D. KEY, President

ATTEST:



/s/ John T. Hopkins III
------------------------------
JOHN T. HOPKINS III, Secretary

  (CORPORATE SEAL)

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